EXHIBIT 99.4

Trammell Crow Company
Summarized Operating Data by Segment
(in thousands)
(UNAUDITED)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2006	2005	2006	2005
	(A)	(A)		(A)
Global Services:
Total revenues	$436,674	$371,789	$228,461	$202,573
Operating costs and expenses	416,655	354,989	214,029	189,740
Operating income	20,019	16,800	14,432	12,833
Interest and other income	1,340	1,150	656	373
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	21,359	17,950	15,088	13,206

Minority interest, before income taxes	279	542	153	353
Income from investments in unconsolidated subsidiaries, before income taxes	7,981	3,899	5,151	3,198
Income from continuing operations, before income taxes	29,619	22,391	20,392	16,757
Income from discontinued operations, before income taxes	464	—	—	—
Income before cumulative effect of a change in accounting principle	30,083	22,391	20,392	16,757
Income from cumulative effect of a change in accounting principle, before income taxes	984	—	—	—
Income before income taxes	31,067	22,391	20,392	16,757
Depreciation and amortization	4,048	3,903	2,056	2,011
Interest	1,362	596	887	450
EBITDA(B)	$36,477	$26,890	$23,335	$19,218

Development and Investment:
Total revenues	$23,569	$18,821	$13,692	$9,416
Operating costs and expenses	41,026	33,669	22,124	17,446
Operating loss	(17,457)	(14,848)	(8,432)	(8,030)
Interest and other income	610	252	425	108
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(16,847)	(14,596)	(8,007)	(7,922)

Minority interest, before income taxes	(61)	4,543	443	1,517
Income from investments in unconsolidated subsidiaries, before income taxes	2,080	3,244	1,359	1,385
Loss from continuing operations, before income taxes	(14,828)	(6,809)	(6,205)	(5,020)
Income from discontinued operations, before income taxes	3,632	556	318	1,081
Loss before cumulative effect of a change in accounting principle	(11,196)	(6,253)	(5,887)	(3,939)
Income from cumulative effect of a change in accounting principle, before income taxes	673	—	—	—
Loss before income taxes	(10,523)	(6,253)	(5,887)	(3,939)
Depreciation and amortization(C)	1,603	1,463	895	671
Interest(D)	2,716	3,084	1,693	1,912
EBITDA(B)	$(6,204)	$(1,706)	$(3,299)	$(1,356)

Total:
Total revenues	$460,243	$390,610	$242,153	$211,989
Operating costs and expenses	457,681	388,658	236,153	207,186
Operating income	2,562	1,952	6,000	4,803
Interest and other income	1,950	1,402	1,081	481
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	4,512	3,354	7,081	5,284

Minority interest, before income taxes	218	5,085	596	1,870
Income from investments in unconsolidated subsidiaries, before income taxes	10,061	7,143	6,510	4,583
Income from continuing operations, before income taxes	14,791	15,582	14,187	11,737
Income from discontinued operations, before income taxes	4,096	556	318	1,081
Income before cumulative effect of a change in accounting principle	18,887	16,138	14,505	12,818
Income from cumulative effect of a change in accounting principle, before income taxes	1,657	—	—	—
Income before income taxes	20,544	16,138	14,505	12,818
Depreciation and amortization(C)	5,651	5,366	2,951	2,682
Interest(D)	4,078	3,680	2,580	2,362
EBITDA(B)	$30,273	$25,184	$20,036	$17,862

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the three months ended March 31, 2006, and for the three months and six months ended June 30, 2005, have been reclassified to conform to the presentation for the three months ended June 30, 2006. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C) Includes depreciation and amortization related to discontinued operations of $156 and $441 for the three and six months ended June 30, 2005, respectively.  There was no depreciation and amortization related to discontinued operations for the three and six months ended June 30, 2006.

(D) Includes interest related to discontinued operations of $693 and $1,331 for the three and six months ended June 30, 2005, respectively.  There was no interest related to discontinued operations for the three and six months ended June 30, 2006.